Exhibit 23.2

[PMB Helin Donovan, LLP Letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 31, 2014, relating to the consolidated financial statements of iSign Solutions Inc. (formerly known as Communication Intelligence Corporation) as of December 31, 2013, which appear in such Registration Statement. We further consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ PMB Helin Donovan, LLP

Austin, Texas
December 17, 2015